                                                                      Exhibit 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Post-Effective Amendment No. 13 to the registration statement under the Securities Act of 1933 (file number 33-21534) of our report dated February 19, 1998 on our audit of the financial statements and financial highlights of Enterprise Accumulation Trust appearing in the Registrant's 1997 Annual Report. We also consent to the reference to our Firm under the caption "Independent Accountants."




COOPERS & LYBRAND L.L.P.


Atlanta, Georgia
April 24, 1998